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                                                                    EXHIBIT 10.4

                                    L E A S E

         THIS INDENTURE OF LEASE (hereinafter called "Lease") dated this 21st day of May, 1999 between DEERSKIN TRADING POST, INC., having offices at 10 Henry Street, Teterboro, New Jersey 07068 (hereinafter called "Landlord"), and AMERICA'S SHOPPING MALL, INC., (formerly Advanced Medical Sciences, Inc.) 382 Rte. 59 #310, Monsey, New York 10952 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

                                    ARTICLE 1

                    DEMISED PREMISES - TITLE - TERM OF LEASE

         Section 1.1 - Demised Premises. In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be observed and performed, Landlord does hereby lease and demise to the Tenant and the Tenant does hereby hire, lease and take from Landlord, for the term subject to and upon the covenants and conditions hereinafter set forth, the entire building and parking lot ("Demised Premises" or "Premises") located at 2500 Arrowhead Drive, Carson City, Nevada 89701 (hereinafter referred to as "Building").

         Section 1.2 - Title. At the commencement of the term of the Lease ("Term"), Landlord shall own the fee title to the Demised Premises, subject to restrictions and encumbrances of record, if any, zoning regulations affecting such Premises and any state of facts shown on an accurate survey or as a visual inspection of the Premises would disclose.

         Section 1.3 - Term of Lease. To have and to hold unto the Tenant, its successors and permitted assigns, for the term which shall commence currently with the Closing, as that term is defined in the Asset Purchase Agreement between Landlord and Tenant, dated April 21, 1999 (the "Asset Purchase Agreement"), ("Commencement Date") and terminate on April 30, 2000. The aforesaid period shall be referred to as the "Term" or "Lease Term".)

                                    ARTICLE 2

                                 USE OF PREMISES

         The Tenant shall use and occupy the Premises only for a mail order retail business consistent with Landlord's prior use of the Premises. Tenant shall not permit gambling to be conducted at the Premises. Tenant shall not store or sell gasoline or fuel at the Premises. The Premises shall not be used as a drug treatment/rehabilitation center, methadone clinic, or alcohol treatment/rehabilitation center. The Premises will not be used for residential purposes. The Tenant will not permit the Premises to be used for any obscene or pornographic purposes and


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will not permit any obscene or pornographic material to be brought on the
Premises. Any of the aforementioned uses shall be deemed to be a breach of a substantial obligation of the Lease. The Tenant shall not use or occupy or permit the leased property to be used or occupied, nor do or permit anything to be done in or on the leased property, in a manner which will in any way violate any Certificate of Occupancy affecting the leased property, or make void or voidable any insurance then in force with respect thereto, or which will make it impossible to obtain fire or other insurance, or which will cause or be likely to cause structural damage to the Building or any part thereof, or which will constitute a public or private nuisance, or which would adversely affect the then value thereof, and shall not use or occupy or permit the leased property to be used or occupied in any manner which will violate any present or future laws or regulations of any governmental authority. Other than as set forth above, nothing herein contained shall be deemed or construed to constitute a representation or guaranty by the Landlord that any specific business may be conducted in the Premises or any particular use is lawful under the Certificate of Occupancy.

                                    ARTICLE 3

                             RENT AND OTHER CHARGES

         Section 3.1 - Rent.

                  A. During the Term the Annual Basic Rent to be paid by Tenant to Landlord shall be $336,000.

                  B. Said rent, additional rent and all other payments due under this Lease shall be paid to the Landlord at the address hereinabove first specified, or as the Landlord may otherwise direct in writing. Rent shall be payable in monthly installments due and payable on the first day of each and every month in advance. Failure to pay rent by the fifth day of the month shall be deemed to be a breach of a substantial obligation of the Lease. Additionally, if Tenant fails to pay the annual basic rent or additional rent on or before the 7th day of the month, (in addition to all other remedies Landlord may have hereunder) Tenant shall pay one hundred fifty ($150.00) dollars as a late fee. Said fee shall be deemed to be additional rent. Interest shall accrue on any unpaid rent or additional rent at twenty-four (24%) percent per annum or at the highest legal rate allowable pursuant to law, whichever amount shall be less.

                  C. If Tenant shall submit any check to Landlord for payment of any obligation hereunder and said check is returned unpaid ("bounced" check), Tenant shall pay one hundred fifty ($150.00) dollars to Landlord for the bookkeeping charge incurred. In the event Tenant submits more than one "bounced" check during the Term, Tenant shall be obligated to make all

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payments to Landlord by certified check or bank check. In such event, if Tenant fails to submit a certified check or bank check to Landlord, said failure shall be deemed to be a substantial breach of the terms of this Lease. The one hundred fifty ($150) dollar bookkeeping charge is in addition to any other remedies Landlord may have pursuant to the terms of this Lease.

         Section 3.2 - Additional Rent. All payments Tenant is required to make pursuant to this Lease, other than annual basic rent payments (including but not limited to refurnishing of security or payment of additional security), shall constitute additional rent and, if Tenant defaults in any such payment so as to create an Event of Default (as hereinafter defined), Landlord shall have (in addition to any rights and remedies granted hereby) all rights and remedies provided by law for nonpayment of rent.

         Section 3.3 - Persistent Late Payment of Rent. If Tenant shall default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either, during any two (2) months, whether or not consecutive, during the Term and (i) such default continues for more than ten business (10) days after written notice of such default by Landlord to Tenant, and (ii) Landlord, after the expiration of such ten business (10) day period, commences a proceeding or action to dispossess Tenant in each such instance, then, notwithstanding that such defaults may have been cured prior to the entry of a judgment against Tenant, any further default in the payment of any money due Landlord hereunder which shall continue for more than ten business
(10) days after Landlord shall give a written notice of such default shall be deemed to be deliberate and Landlord may thereafter serve a written three (3) day notice of cancellation of this Lease and the term hereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as elsewhere provided in this Lease.

         Section 3.4 - Last Month's Rent. Concurrently with the execution hereof, Tenant is paying to Landlord the last month's portion of the Annual basic rent in the amount of twenty-eight thousand dollars ($28,000).

                                    ARTICLE 4

                               REAL ESTATE TAXES,
                       INSURANCE, AND BUILDING MAINTENANCE

         Section 4.1 - Net Lease. It is hereby mutually agreed and it is the intention of the parties hereto that this lease shall be deemed a "net lease" with respect to the Premises. Tenant shall make all repairs structural and non-structural to the

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premises. Other than as specifically set forth herein, Landlord shall not be expected or required to make any payments of any kind or be under any liability or have any obligation with respect to the Premises. Tenant agrees to pay, or cause to be paid all costs necessary to maintain the Premises including, but not limited to, real estate taxes, taxes assessed against the Premises (including building, land and vault if any), taxes assessed against the rent, or taxes assessed against use of the Premises, insurance costs, and maintenance costs.

         Section 4.2 - Real Estate Taxes. Presentment of a xeroxed copy of the real estate tax bill by the Landlord shall be deemed conclusive as to the amount of additional rent for Real Estate Taxes to be paid by the Tenant. The additional rent for Real Estate Taxes shall be due ten (10) days after Tenant is presented with a copy of the tax bill. Tenant shall pay as additional rent the entire amount of taxes as assessed against use of the Premises, insurance costs and maintenance costs.

         Section 4.3 - Late Payment. In the event Tenant's late payment of the additional rent for real estate taxes causes a penalty and/or interest to be incurred, said penalty and/or interest, shall be deemed to be additional rent and shall be paid by Tenant to the Landlord.

         Section 4.4 - Certiorari Proceedings. Either party may commence a proceeding to challenge the tax assessment (hereinafter "Certiorari Proceeding"). In the event landlord maintains a Certiorari Proceeding during the Term, the cost of said proceeding shall be borne by the Tenant. Said cost shall be deemed additional rent. In the event Tenant commences a Certiorari Proceeding in any year of the term Landlord shall cooperate with the Tenant in the filing of such proceeding. The cost and expense of the Certiorari Proceeding shall be borne exclusively by the Tenant.

                                    ARTICLE 5

                                 UTILITY EXPENSE

         Section 5.1 - Utility Expense. A. The Tenant agrees to pay, or cause to be paid, all charges for gas, sewage, electricity, water, light, air-conditioning, heat, power, or service used, rendered or supplied upon or in connection with the Premises throughout the term of this Lease and any renewal thereof, and to indemnify the Landlord and save it harmless against any liability or damages on such account. The Tenant shall also, at its sole cost and expense, procure any and all necessary permits, licenses and other authorizations required for the lawful and proper installation and maintenance upon the Premises of Tenant's own wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such service to and upon the Premises. Water for the standby sprinkler and sewer

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charges, if any, shall be an obligation of the Tenant. Tenant shall at its own cost and expense install any and all utility meters which may be required by law or which are necessary to provide utility service to the Premises.

         Section 5.2 - Telephone Services. Tenant shall procure and pay for its own telephone and communication services.

                                    ARTICLE 6

                                    SECURITY

         Section 6.1 - Security. Tenant will deposit the sum of Twenty-Eight Thousand dollars ($28,000.00) with the Landlord, payable upon execution hereof. Landlord may use, apply or retain the whole or any part of the security to the extent required to cure any default of Tenant's and reimburse Landlord for any damages or expenses (including, without limitation, counsel fees) incurred by reason of such default, including, but not limited to, any damages, deficiency or expenses in reletting of the Premises, whether accrued before or after summary proceedings or other re-entry by Landlord. If Tenant complies with all its obligations hereunder, the security shall be returned to it thirty (30) days after the end of the Term and delivery of possession of the Premises to Landlord. In the event the Landlord shall sell or assign the Premises, then upon transfer, Landlord agrees to transfer this security to such transferee and Landlord shall thereupon be released from all liability with respect to such security. Tenant shall not assign or encumber the security and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance. Provided Tenant has furnished Landlord with its Federal tax identification number in the space provided below, Landlord agrees to deposit the security in an FDIC insured account. The interest or dividends that accrue on such security shall be deemed part of the security and credited to Tenant if it is not in default of the terms of this Lease, less an amount equal to 1% of the security deposit hereunder which amount shall be retained by the Landlord as an annual administration fee.

         Section 6.2 - Tax ID Number. Tenant's Federal tax identification number is _____________.

                                    ARTICLE 7

                                     REPAIRS

         Section 7.1 - Structural Repairs. Tenant shall be required to make or cause to be made all interior and exterior repairs whether structural or non-structural to the Premises. Any repair or alteration requiring expenditure of ten thousand ($10,000.00) dollars or more shall require the consent of the Landlord, which consent shall not be unreasonably withheld. In the event of a

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break-in, Tenant shall repair (and/or replace) the damage caused to the
Premises. Tenant is responsible for all damages to Premises incurred as a result of a break-in.

         Section 7.2 - Violations. Tenant shall do whatever is necessary to remove any violations issued by any Federal, State or local governmental or quasi-governmental agencies or units, within a reasonable period of time. The aforesaid shall only apply to violations issued or which accrue prior to the date Tenant vacates or the Term expires, whichever date shall be later. Tenant's obligation to make said repairs and correct violations shall survive the termination of this Lease so long as the obligations accrued prior to the date of termination.

         Section 7.3 - HVAC and Roof. At the date of termination of this Lease, the electrical, plumbing heating ventilation and air conditioning system (HVAC), shall be in good and working order and the Premises shall be in good repair. The roof shall be free of leaks and the parking lot shall be paved and lined at the termination of the Lease. These obligations shall survive termination of the Lease.

                                    ARTICLE 8

                 AFFIRMATIVE OBLIGATIONS AND COVENANTS OF TENANT

         Section 8.1 - Affirmative Obligations. Tenant covenants and agrees, at its own cost and expense, at all times during the Term, except as stated in
Article 8 hereof to:

                  A. Repairs. Keep, maintain in good order, condition and repair the Premises and each and every part thereof including, without limitation, air conditioning systems, interior plumbing units and systems; sprinkler systems; electrical systems; equipment; alarm systems; parking lot; sidewalks, facilities and fixtures which are at the Premises and the aforesaid obligation of Tenant shall also include the replacement of any of the aforesaid items and the replacement of any glass which may be damaged or broken. The aforesaid items shall be in good and working order at the expiration of the Lease. This obligation shall survive the termination of the Lease.

                  B. Keep Premises Clean and Attractive. Keep and maintain the Premises in a neat and clean condition, including maintenance of any steps and sidewalk adjacent to the Premises.

                  C. Comply with Laws. Promptly comply with all laws, ordinances, rules and regulations of governmental authorities (including, but not limited to, zoning ordinances and building codes) affecting the Premises.

                  D. Garbage. Handle and dispose of all rubbish, garbage and waste from Tenant's operation in accordance with, all

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laws and ordinances, and reasonable regulations established by Landlord. Tenant shall not permit the accumulation (unless in concealed enclosed containers), or burning of any rubbish or garbage in, on or about any part of the Premises. Tenant shall sort its garbage in accordance with all applicable laws and regulations. All waste shall be removed from the Premises at least five times a week and disposed of with a licensed carter.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

         Section 9.1 - No Liens. Tenant shall neither create nor permit to be created any lien or encumbrance affecting the Premises and shall discharge, promptly upon notice, any lien or encumbrance arising out of any act or omission of Tenant. Notice is hereby given that Landlord shall not be liable for any work performed or to be performed at the Premises for Tenant, or for any materials furnished or to be furnished at the Premises for Tenant, and that no mechanic's or other lien for such work or materials shall attach to or affect the interest of Landlord in and to the Premises. Any contractors or subcontractors who shall do work at the building on behalf of Tenant shall be licensed and insured in an amount of not less than two million ($2,000,000.00) dollars. Moreover, such workers shall be properly bonded and licensed. At least thirty (30) days prior to commencement of any work at the Premises, Tenant shall submit proposed plans to the Landlord. Moreover, Tenant shall, upon submission of the plans, submit the name and address of the contractor, a copy of the contract, and an insurance certificate naming the Landlord as an additional insured. Failure to submit this documentation shall be deemed to be a breach of a substantial obligation of this Lease. Landlord will not unreasonably withhold its consent to any proposed work, so long as the aforesaid documentation is submitted in a timely manner.

                                   ARTICLE 10

                                    EASEMENT

                  Tenant shall permit Landlord or its assignees to show the Premises to any person that Landlord deems appropriate. Such showings, visits or repairs shall be done upon reasonable notice to Tenant, and so far as practicable, in such manner as to avoid unreasonably interfering with or adversely affecting Tenant's use of the Premises. It is hereby agreed that the aforesaid easement does not grant Landlord dominion and control over the Premises therefore such easement shall not relieve Tenant of indemnifying Landlord from any and all liability for any injury which may be sustained by any person on the Premises.


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                                   ARTICLE 11

             ADDITIONAL NEGATIVE OBLIGATIONS AND COVENANTS OF TENANT

         Section 11.1 - Additional Covenants. Tenant covenants and agrees that at all times during the Term it shall not at any time without first obtaining Landlord's prior written consent:

                  A. Alterations. Make any alterations, improvements, and/or additions to the Premises or any part thereof in excess of ten thousand ($10,000.00) dollars without the prior written consent of the Landlord, which consent will not be unreasonably withheld.

                  B. Not Change Exterior Architecture. Change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the Premises without the prior written consent of the Landlord, which consent will not be unreasonably withheld.

                  C. Not Misuse Plumbing Facilities. Use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any garbage or other foreign substance therein.

                  D. No Liens. Subject any fixtures, furnishing or equipment in or on the Premises which are affixed to the realty, to any mortgages, liens, conditional sales agreements, security interest or encumbrances.

                  E. Not Damage the Premises. Perform any act or carry on any practice which may damage, mar or deface the Premises.

                  F. Not Exceed Floor Loads. Place a load on any floor in the Premises, which is in excess of the floor load per square foot as established by standard engineering principles; or install, operate or maintain therein any heavy item or equipment except in such manner as to achieve a proper distribution of the weight.

                  G. Not Exceed Electrical Load. Install, operate or maintain in the Premises, any electrical equipment which does not bear underwriters' approval, and would overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation.

                  H. Not Permit Odors, etc. Suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the Premises, or any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise unreasonably interfere therefore with the safety, comfort or convenience of the area surrounding the Premises; upon notice by

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Landlord to Tenant that any of the aforesaid is occurring, Tenant shall forthwith (but in all events within five (5) days) remove or control the same.

                  I. Not Interfere with Insurance; Compliance; Improper Use. Use or occupy the Premises or do not permit anything to be done thereon in any manner which shall prevent Landlord from obtaining at standard rates any insurance required or desired, or which would invalidate or increase the cost of Landlord of any existing insurance, or which might cause structural injury to the building, or which would constitute a public or private nuisance or which would violate any present or future laws, regulations, ordinances or requirements (ordinary or extraordinary, foreseen or unforeseen) of the federal, state or municipal governments, or of any department, subdivisions, bureaus or offices thereof, or of any other governmental public or quasi-public authorities now existing or hereafter created having jurisdiction of the Premises.

                  J. Utilization of the Premises in Conformity with the Certificate of Occupancy. Not utilize the Premises in violation of the use clause set forth in this Lease or use the Premises in a manner which is not in conformance with the Certificate of Occupancy.

                  K. Permits. Not do any work at the Premises without complying with all laws, regulations, ordinances, affecting such work and obtaining all necessary and proper permits. Tenant shall not submit any applications to any governmental agency which have not been signed by the Landlord. Tenant shall, if required, or if requested by Landlord use union labor for all alteration or repair work performed at the Premises.

                                   ARTICLE 12

                        INSURANCE CASUALTY, CONDEMNATION

         Section 12.1 - Required Insurance. a. Tenant shall, at its own cost and expense, maintain comprehensive public liability insurance (containing the so-called "occurrence clause") against claims for personal injury, death and property damage occurring in or about the Premises, such insurance shall afford minimum protection (including umbrella policies) of Eleven Million ($11,000,000) dollars with respect to the personal injury or death of any one person; Eleven Million ($11,000,000) dollars with respect to personal injury or death occurring or resulting from one occurrence.

                           b. Tenant shall at its own cost and expense maintain
casualty insurance (including coverage for fire, natural disasters and water damage) in the amount of Three Million ($3,000,000) dollars. Landlord shall be named as additional named insured and primary loss payee on said policy. Tenant

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shall also maintain rental insurance in an amount so that the annual basic rent and additional rent are paid in the event the Premises are partially or wholly destroyed. Said rental insurance shall be payable not more than 30 days after the date of the casualty.

         Section 12.2 - Required Provisions. All insurance maintained pursuant to Article 12 shall:

                  A. Be provided by policies which may not be canceled or modified with respect to the Premises without at least thirty (30) days prior written notice by the insurer to Landlord;

                  B. Provide that no act or omission of Landlord or Tenant shall affect the coverage afforded thereunder;

                  C. Name Landlord as an additional insured party and, if obtainable, (even if at additional cost to the Tenant) provide that the insurer waives all right of subrogation against Landlord for losses insured thereunder.

                  D. Be provided by an insurer with at least an "A" rating.

         Section 12.3 - Landlord's Non-Liability, Tenant's Own Insurance.

                  A. Tenant hereby waives all right of recovery which it might have against Landlord, Landlord's agents and employees, for loss or damage to Tenant's furniture, inventory, furnishings, fixtures, equipment, chattels and articles of personal property located on the Premises, notwithstanding that such loss or damage may result from the passive negligence or fault of Landlord. Tenant shall obtain insurance policies covering its furnishings, inventory, fixtures, equipment and articles of personal property (collectively, "Personal Property") in the Premises, and Tenant shall cause Landlord to be named as an additional insured party under such policies (without entitling Landlord to receive any loss proceeds thereof) and obtain the insurer's waiver of all rights of subrogation against Landlord with respect to losses insured under such policies. All policies obtained by the Tenant (including any liability or casualty policies) shall provide that the insurer waives all rights of subrogation against the Landlord for losses insured thereunder.

                  B. Tenant shall advise Landlord promptly of the applicable provisions of such insurance policies and notify Landlord promptly of any cancellation or change therein. Tenant shall provide copies of original insurance policies to Landlord evidencing the insurance coverage required by this Article.

         Section 12.4 - Exculpation of Landlord. As a consideration for the making of this Lease, the Landlord shall not be liable

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for any failure of water supply or electric current, nor for injury or damage which may be sustained to any person or property by the Tenant or any other person caused by or resulting from steam, electricity, gas, water, rain, ice, or snow which may leak or flow from or into any part of said Building or the Premises or from the breakage, leakage, obstruction or other defect of the pipes, wiring, appliances, plumbing or lighting fixtures of the same, the condition of said Premises or any part thereof, or from the street or subsurface, or from any other source or cause whatsoever, unless such damage or injury shall be caused by or be due to the gross negligence of the Landlord, the Landlord's agents, servants or employees. Tenant acknowledges that it will obtain appropriate insurance to cover any of the contingencies set forth above

         Section 12.5 - Safety Compliance. Tenant agrees, at its own cost and expense, to comply with all of the rules and regulations of the Fire Insurance Rating Organization having jurisdiction and any similar body. If Tenant installs any electrical equipment that overloads the lines of the Building, Tenant shall, at its own cost and expense, promptly make whatever changes are necessary to remedy such condition and to comply with all requirements of the Landlord and the Board of Fire Insurance Underwriters and any similar body and any governmental authority having jurisdiction thereof.

         Section 12.6 - Fire or Other Casualty.

                  A. Rent and additional rent shall not be apportioned for any month hereunder, in which the Premises are substantially damaged. In the event the Premises shall be damaged or destroyed Tenant shall be obligated to rebuild the Premises. Landlord shall tender any proceeds received from Tenant's casualty insurance to contractors involved with the rebuilding of the Premises.

                  B. Notwithstanding anything to the contrary contained in the preceding Paragraph A of this Section or elsewhere in this Lease, Tenant, or Landlord at its option, may terminate this Lease on twenty-five (25) days notice to the other party, given within sixty (60) days after the Premises shall be damaged or destroyed, if the cost to repair the same shall amount to fifty (50%) percent or more of the cost of replacement thereof; the term "cost of replacement" shall be determined by the company or companies selected by Landlord insuring Landlord against the casualty in question. Landlord shall be entitled to retain all proceeds of any payment made under the casualty insurance policy obtained by Tenant pursuant to this Article.

         Section 12.7 - Condemnation.

                  A. Total or Substantial Partial Condemnation. If the whole of the Premises shall be taken for any public or any

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quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title shall be taken. If a substantial part of the Premises shall be taken so as to substantially interfere with the operation of Tenant's business, then Landlord and Tenant shall each have the right to terminate this Lease on thirty (30) days' notice to the other given within ninety (90) days after the date of such taking. In the event that this Lease shall terminate or be terminated, the rent shall, if and as necessary, be equitably adjusted.

                  B. Disposition of Proceeds. All compensation awarded or paid upon such a total or partial taking of the Premises shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall preclude Tenant from asserting any claim against the municipality enforcing the condemnation.

                                   ARTICLE 13

             TENANT'S INDEMNIFICATION OF LANDLORD AGAINST LIABILITY

                  Tenant shall indemnify Landlord against all liability and expense (including reasonable architects' and attorneys' fees) incurred by Landlord (unless caused by the gross negligence of the Landlord) by reason of:

                  A. Any action commenced by Tenant (or by Landlord to cure an event of default as hereinafter defined) on or about the Premises;

                  B. Any use, non-use or maintenance of the Premises or adjacent area;

                  C. Any negligence of Tenant;

                  D. Any injury or damage to any person or property occurring on or about the Premises (including the commencement of an action as a result of such damage or injury) or adjacent area and it is admitted by Tenant that Landlord has no liability for any such injury since Tenant has control of the Premises; or

                  E. Any failure by Tenant to perform its obligations under the Lease.

                                   ARTICLE 14

         LANDLORD'S REMEDIES IN EVENT OF TENANT'S DEFAULT OR BANKRUPTCY

         Section 14.1 - Events of Default. Tenant shall be in default of this Lease if any one or more of the following events (referred to herein as "events of default") occurs:


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                  A. Tenant shall default in payment of any installments of
rent, additional rent or other sums required to be paid by Tenant under this Lease, which default shall continue for five (5) days after written notice thereof by Landlord to Tenant or in the observance or performance of any other covenant or provision of this Lease and such default continues for ten (10) days after notice of such default from Landlord.

                  B. Tenant shall make an assignment for the benefit of creditors or shall assign or sublet;

                  C. A voluntary petition is filed by Tenant under any laws for the purpose of adjudication of Tenant as a bankrupt or the extension of the time of payment, composition, arrangement, adjustment, modification, settlement or satisfaction of the liabilities of Tenant, or the reorganization of Tenant under the Bankruptcy Act of the United States or any future laws of the United States having the same general purpose, or receivers appointed for Tenant by reason of insolvency or alleged insolvency of Tenant; an involuntary petition shall be filed against Tenant for such relief and shall not be dismissed within ninety
(90) days.

         Section 14.2 - Termination of Lease. Landlord, notwithstanding any other right or remedy it may have under the Lease, at law or in equity, may, in the event of Tenant's material breach of this Lease and its failure to cure as set forth above, terminate the Lease, by written notice to Tenant setting forth the basis therefor and effective not less than five (5) days thereafter, whereupon, upon such effective date, the Lease shall terminate (with the same effect as if such date were the date fixed herein for the natural expiration of the Term), Tenant shall surrender the Premises to Landlord and Tenant shall have no further rights hereunder, but Tenant, shall remain liable as hereinafter provided. In such event, Landlord may, without further notice, enter the Premises, repossess the same and dispossess Tenant and all other persons and property therefrom.

         Section 14.3 - Landlord's Damages.

                  A. If Landlord so terminates the Lease, Tenant shall pay Landlord, as damages:

                           i. A sum which represents any excess of (i) the
aggregate of the rent, impositions and additional rent for the balance of the Term if the Lease were not so terminated, over (ii) the net rental value of the Premises at the effective date of such termination, both discounted at the rate of 1% per month; or, at Landlord's option,

                           ii. Sums equal to the rent, impositions and
additional rent, when the same would have been payable if not for such termination, less any net rents received by Landlord from

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any reletting, after deducting all costs incurred in connection with such termination and reletting (but Tenant shall not receive any excess of such net rents over such sums). Brokerage fees and reasonable legal fees incurred by the Landlord in re-letting the Premises and the costs of repairing or doing construction necessary to subdivide for any new tenant or tenants shall be deemed to be costs incurred in re-letting.

         Section 14.4 - Discovery of Damages. Landlord may commence actions or proceedings to recover such damages or installments thereof at any lawful time. No provisions hereof shall be construed to preclude Landlord's recovery from Tenant of any other damages to which Landlord is lawfully entitled. Landlord shall be entitled to payment of its reasonable legal fees in any action commenced against Tenant by reason of Tenant's breach of any term of this Lease.

         Section 14.5 - Nonexclusivity. No right or remedy herein conferred upon Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and subject to the grace and notice provisions of Section 14.1 hereof, in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

         Section 14.6 - Landlord's Right to Perform Tenant's Covenants. If Tenant shall fail to maintain the Premises or shall fail to make any other payment or perform any other act which Tenant is obligated to make or perform under this Lease, and Tenant has not proceeded to diligently cure such failure to pay or perform after written notice by Landlord to Tenant stating such nonperformance, then Landlord, after ten (10) day written notice to Tenant, may perform for the account of Tenant any covenant in the performance of which Tenant is in default. Tenant shall pay to the Landlord as additional rent, upon demand, any amount paid by Landlord in the performance of such covenant in any amount which Landlord shall have paid by reason of failure of Tenant to comply with any covenant or provision of this Lease, including reasonable accounts of fees incurred in connection with the prosecution or defense of any proceedings instituted by reason of default of Tenant, together with interest at the rate of twenty-four (24%) percent per annum or the highest rate allowed by law whichever amount shall be less. Interest shall accrue from the date any outstanding amount is due.

         Section 14.7 - No Waiver. The failure of the Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach and no provision of this Lease shall be deemed to

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



have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of said Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agent shall have any power to accept the keys of the Premises prior to the termination of the Lease and the delivery of keys to any such agent or employee shall not operate as a termination of the Lease or a surrender of the Premises.

         Section 14.8 - Right of Re-Entry. Tenant waives any and all right to a trial by jury in the event that summary proceedings shall be instituted by Landlord. The terms "enter", "re-enter", "entry" or "re-entry", as used in this Lease are not restricted to their technical legal meaning.

                                   ARTICLE 15

                          NO ASSIGNMENT AND SUBLETTING

         Tenant shall not have the right to assign this Lease, or sublet all or any part of the Demised Premises at any time during the Term.

                                   ARTICLE 16

               SUBORDINATION OF LEASE TO MORTGAGES ON THE PREMISES

         Section 16.1 - Subordination. The Lease shall be subject and subordinate to any mortgage on the Premises ("Mortgage") and any renewal, replacement, extension or consolidation thereof.

         Section 16.2 - Attornment Agreement. This Article shall be self-operative but Tenant shall promptly, upon Landlord's request, execute and deliver proper instruments subordinating the Lease to the Mortgage, agreeing to attorn to the Mortgagee (at the Mortgagee's request) in the event the Mortgagee, by foreclosure or otherwise, terminates Landlord's interest in the Premises and agreeing further to notify the Mortgagee of any default by Landlord hereunder and afford the Mortgagee reasonable opportunity to remedy such default should it wish to do so.

                                   ARTICLE 17

                               ACCESS TO PREMISES

         The Landlord is hereby given the right during usual business hours to enter the Premises and to exhibit the same for the purposes of sale or hire of all or a part of the Premises provided at least twenty-four (24) hours written notice is given to Tenant. Landlord shall during the final six (6) months of the Term be entitled to display, on the Premises in such manner as not unreasonably to interfere with the Tenant's business, the usual "For Sale" or "To Let" signs or such other signage indicating Landlord's proposed development plans for the Premises, and the Tenant agrees that such signs may remain unmolested upon the Premises.

                                   ARTICLE 18

                                     NOTICES

         All notices, demands and requests which may or are required to be given by either party to the other shall be in writing. All notices, demands and requests by the Tenant to the Landlord shall be sent by United States Certified Mail (return receipt requested), postage prepaid, addressed to the Landlord at the address shown on the first page of this Lease or at such other place as the Landlord may from time to time designate in a written notice to the Tenant. A copy of any notice to Landlord shall be sent to Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, New York, New York 10119, attn: Arnold N. Bressler. All notices, demands and requests by the Landlord to the Tenant shall be sent by United States Certified Mail, postage prepaid, Return Receipt Requested, addressed to the Tenant at the address shown on the first page of this Lease or at such other place as the Tenant may from time to time designate in a written notice to the Landlord. A copy of any notice to Tenant shall be sent to Caro & Associates, P.C. 60 East 42nd Street, Suite 2001, New York, New York 10165, attn: Chase A. Caro. Notices, demands and requests which shall be served upon the Landlord or the Tenant in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder two (2) days after such notice, demand or request shall be mailed. Tenant hereby appoints any person employed at the Premises as his agent authorized to accept service of any papers or service of process.


                                   ARTICLE 19

                                   ACCEPTANCE

         Neither the Landlord nor its agents have made any representations with respect to the Building, the land upon which it is erected except as expressly set forth herein and no rights,

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



easements, or licenses are acquired by the Tenant by this Lease. The taking of possession of the leased property by the Tenant shall be conclusive evidence that the Tenant will have accepted the same "as is" at the time of the commencement of the term hereof. In no event shall the Landlord be liable for any defect, latent or otherwise, in such property or for any limitation on its use.

                                   ARTICLE 20

                    QUIET ENJOYMENT - CONVEYANCE BY LANDLORD

         Section 20.1 - Quiet Enjoyment. Tenant, upon paying the rent and all additional rent and other charges herein provided for and performing all covenants and conditions of this Lease, on its part to be performed, shall quietly have and enjoy the Premises during the term, without hindrance or molestation by Landlord or any other person claiming through Landlord.

         Section 20.2 - Conveyance by Landlord. If Landlord shall convey the Premises, all liabilities and obligations on the part of Landlord under this Lease accruing subsequent to such transfer shall terminate upon such conveyance and thereafter all such liabilities and obligations shall be the liabilities and obligations of such transferee and shall be binding upon such transferee of the Premises.

                                   ARTICLE 21

                              ESTOPPEL CERTIFICATE

         Within ten (10) days after the request therefrom by Landlord, or if on a sale, assignment of hypothecation by Landlord of its interest in the Premises, or any part thereof, an estoppel certificate shall be required from Tenant and Tenant shall deliver, in recordable form, a certificate to any proposed mortgagee or purchaser, or to Landlord, certifying if such be the case that this Lease is in full force and effect, the date of Tenant's most recent payment of rent, and that there are no defenses or offsets outstanding, or stating those claimed by Tenant. Tenant's failure to deliver said statement shall be conclusive upon Tenant that (l) this Lease is in full force and effect without modification except as may be represented by Landlord, (2) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counter claim or deduction, and (3) that no more than one (l) month's rent has been paid in advance.

                                   ARTICLE 22

                              NO ABATEMENT OF RENT

         Section 22.1 - No Abatement of Rent. Except as otherwise specifically provided in this Lease, there shall be no abatement, diminution or deduction of rent charges or other compensation due to the Landlord by the Tenant or any person claiming under it, under any circumstances including but not limited to the complete or partial destruction of the Building or any inconveniences, discomfort, interruption of business or otherwise caused by a taking or destruction of the Premises except as otherwise specifically provided herein.

         Section 22.2 - Declaratory Judgment. Tenant waives its rights to bring a declaratory judgment action with respect to any provision of this Lease, or with respect to any notice sent pursuant to the provisions of this Lease, and expressly agrees not to seek injunctive relief which would stay, extend or otherwise toll any of the time limitations or provisions of this Lease, or any notice sent pursuant thereto. Any breach of this paragraph shall constitute a breach of substantial obligations of the tenancy, and shall be grounds for the immediate termination of this Lease. It is further agreed that in the event injunctive relief is sought, such relief shall be denied, and the Landlord shall be entitled to recover the costs of opposing such an application or action, including its attorneys' fees actually incurred.

                                   ARTICLE 23

                                    SURRENDER

         Section 23.1 - Required Conditions. On the last day or sooner termination of the Lease, Tenant shall quit and surrender the Premises broom clean, in good condition and repair, exclusive of all alterations, additions and improvements which may have been made in, on, or to the Premises (including, but not limited to, replacement of any walls which were removed and removal of any partitions or walls installed), movable furniture or unattached movable trade fixtures normal wear and tear excepted. If the Premises are not surrendered as and when aforesaid, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this section shall survive the expiration or sooner termination of the term. In the event Tenant remains in possession of the Premises after the expiration of the term created hereunder, and without the execution of a new lease, Tenant, shall be deemed to be occupying the Premises as a Tenant from month-to-month, at a monthly rental equal to three (3) times the annual rent payable for the last month of the term or any renewal thereof.

         Section 23.2 - Abandoned Property. Any property left at the Premises by the Tenant at the expiration of the Term or, when Tenant abandons the Premises, shall be deemed abandoned. Landlord may sell or dispose of said property in any manner it deems appropriate. Any costs of disposal incurred by Landlord shall be paid by Tenant. This obligation shall survive termination of the Lease.

                                   ARTICLE 24

                                  MISCELLANEOUS

         Section 24.1 - Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Nevada.

         Section 24.2 - No Broker. Landlord and Tenant each represents and warrants to the other that it has not employed any realtor, broker or agent in connection with this Lease and the renting of the Premises hereunder. Landlord and Tenant each agrees to indemnify the other and hold it harmless from all liabilities arising from any claim that it incurred a commission, brokerage or finder's fee including, without limitation, reasonable counsel fees in connection therewith.

         Section 24-3 - No Examination of Deed. In any summary proceeding commenced by Landlord against Tenant, Tenant waives any rights it may have to examine the deed for the Premises.

         Section 24.4 - No Jury Trial. Anything herein contained to the contrary notwithstanding, the Tenant agrees and does hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant's use or occupancy of the Premises.

         Section 24.5 - Counterclaim, Etc. Anything herein contained to the contrary notwithstanding, in any action or summary proceeding brought for the collection of any of the rent or additional rent provided for herein or for the nonpayment thereof to the Landlord, or for any proceeding or action wherein Tenant has violated the terms of this Lease, the Tenant hereby waives and agrees not to introduce any noncompulsory counterclaims which the Tenant now has or hereafter may have. The Tenant, however, shall have the right to litigate any such claim in a separate independent action, and such independent action shall at no time be joined or consolidated. Moreover, Tenant shall not assert as an affirmative defense, in any summary proceeding commenced by the Landlord, any claim which is based on Landlord's alleged negligence. Subject to the terms of this Lease, Tenant may assert any negligence claims against Landlord in a plenary action brought against Landlord.

         Section 24.6. Tenant accepts the Premises "as is". Tenant has carefully inspected the Premises and is fully familiar with the condition of the Premises.

         Section 24.7 - Legal Fees. Tenant shall pay as additional rent all reasonable legal fees incurred by Landlord in any action or proceeding to collect rent, additional rent or to enforce any provision of this Lease and for which Landlord successfully prosecutes. Such fees shall be payable to Landlord if it is defending any action commenced by Tenant or in the defense of any counterclaims brought by Tenant.

         Section 24.8 - Sign. Tenant shall only be entitled to erect a sign at the Premises upon receipt of written approval from the Landlord, which shall not be unreasonably withheld. If the Landlord approves the erection of such a sign, Tenant shall be required to obtain all governmental approvals prior to erecting the sign. Tenant shall be obligated to maintain the sign and Tenant will be obligated to remove the sign when it vacates the Premises.

         Section 24.9 - Interest. Interest shall accrue on all rent and additional rent which has accrued but which is unpaid at the rate of twenty-four (24%) percent per annum or the highest rate allowed by law whichever rate shall be less.

         Section 24.10. Any breach of the terms of this Lease by Tenant shall be deemed substantial.


         IN WITNESS WHEREOF, the parties have duly executed this Lease as of the date first above written.

                                   Landlord:  DEERSKIN TRADING POST, INC.



                                              By:  /s/ [ILLEGIBLE]
                                                  ------------------------------
                                                                        (title)



                                     Tenant:  AMERICA'S SHOPPING MALL, INC.



                                              By:  /s/ [ILLEGIBLE]
                                                  ------------------------------
                                                                        (title)